Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION
AND
ARTICLES OF ASSOCIATION

OF

ESTABLISHMENT LABS HOLDINGS INC.

Incorporated on 9 October 2013

Approved by unanimous resolutions of the Directors on
the 15th day of June, 2018
Filed on the 19th day June, 2018

Establishment Labs Holdings Inc.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ESTABLISHMENT LABS HOLDINGS INC.

1.	NAME
The name of the company is Establishment Labs Holdings Inc. (the “Company”).

2.	STATUS
The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT
The first registered office of the Company is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
The first registered agent of the Company is Overseas Management Company Trust (B.V.I.) Ltd. of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

4.	CAPACITY AND POWERS
Subject to the BVI Business Companies Act, (the “Act”) and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of subparagraph (a), full rights, powers and privileges.

5.	NUMBER AND CLASSES OF SHARES
The Company is authorized up to issue to a maximum of 109,447,799 shares, divided into the following classes:

(a)	84,050,000 Common Shares with a par value of $1.00 each (the “Common Shares”);

Establishment Labs Holdings Inc.

(b)	13,482,782 Class A Ordinary Shares with a par value of US$1.00 each (the “Class A Ordinary Shares”);

(c)	7,723,848 Class B Ordinary Shares with a par value of US$1.00 each (the “Class B Ordinary Shares”);

(d)	96,301 Class C Ordinary Shares with no par value (the “Class C Ordinary Shares”);

(e)	1,539,359 Class D Ordinary Shares with no par value (the “Class D Ordinary Shares”);

(f)	323,366 Class E Ordinary Shares with no par value (the “Class E Ordinary Shares”);

(g)	357,143 Class F Ordinary Shares with no par value (the “Class F Ordinary Shares”);

(h)	1,250,000 Class G Ordinary Shares with no par value (the “Class G Ordinary Shares”); and

(i)	625,000 Class G-1 Ordinary Shares with no par value (the “Class G-1 Ordinary Shares”).

6.	RIGHTS ATTACHING TO SHARES

6.1	Common Shares
Subject to the Articles, the terms of the issue of any Common Shares of the Company confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.2	Class A Ordinary Shares
Subject to the Articles, the terms of the issue of any Class A Ordinary Share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)	the right to an equal share in any Distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up; and

(d)	the right to appoint and remove directors in accordance with the Articles.

Establishment Labs Holdings Inc.

6.3	Class B Ordinary Shares
Subject to the Articles, the terms of the issue of any Class B Ordinary Share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)	the right to an equal share in any Distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up; and

(d)	the right to appoint and remove directors in accordance with the Articles.

6.4	Class C Ordinary Shares
Subject to the Articles, the terms of the issue of any Class C Ordinary Share of the Company confers on the holder:

(a)
the right to one vote at a meeting of the Members or on any Resolution of Members provided the holders of Class C Ordinary Shares vote together with the holders of Ordinary Class A Shares and Ordinary Class B Shares and not as a separate class;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.5	Class D Ordinary Shares
Subject to the Articles, the terms of the issue of any Class D Ordinary Share of the Company confers on the holder:

(a)
the right to one vote at a meeting of the Members or on any Resolution of Members provided the holders of Class D Ordinary Shares vote together with the holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares not as a separate class;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Establishment Labs Holdings Inc.

6.6
For so long as any Class D Ordinary shares remain outstanding, in addition to any other vote or consent required in this Memorandum or the Articles or by law, the vote or written consent of the holders of at least a majority of the outstanding Class D Ordinary Shares, voting together as a single class, shall be necessary for effecting or validating the following actions (whether consummated by merger, amendment, issuance of new shares, consideration or otherwise):

(a)	amends the preferences, rights or privileges of the Class D Ordinary Shares;
or

(b)	pays or declares any dividend or distribution on any company shares

6.7	Class E Ordinary Shares
Subject to the Articles, the terms of the issue of any Class E Ordinary Share of the Company confers on the holder:

(a)
the right to one vote at a meeting of the Members or on any Resolution of Members provided the holders of Class E Ordinary Shares vote together with the holders of Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares not as a separate class;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.8	Class F Ordinary Shares
Subject to the Articles, the terms of the issue of any Class F Ordinary Share of the Company confers on the holder:

(a)
the right to one vote at a meeting of the Members or on any Resolution of Members provided the holders of Class F Ordinary Shares vote together with the holders of Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares, Class D Ordinary Shares and Class E Ordinary Shares not as a separate class;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.9	Class G Ordinary Shares
Subject to the Articles, the terms of the issue of any Class G Ordinary Share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members provided the holders of Class G Ordinary Shares vote together with the holders of

Establishment Labs Holdings Inc.

Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares, Class D Ordinary Shares, Class E Ordinary Shares and Class F Ordinary Shares not as a separate class;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.10	Class G-1 Ordinary Shares
Subject to the Articles, the terms of the issue of any Class G-1 Ordinary Share of the Company confers on the holder:

(a)
the right to one vote at a meeting of the Members or on any Resolution of Members provided the holders of Class G-1 Ordinary Shares vote together with the holders of Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares, Class D Ordinary Shares, Class E Ordinary Shares, Class F Ordinary Shares and Class G Ordinary Shares not as a separate class;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

(d)
In the event of any Deemed Liquidation Event or any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Class G-1 Ordinary Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares, Class D Ordinary Shares, Class E Ordinary Shares, Class F Ordinary Shares and Class G Ordinary Shares by reason of their ownership of such Class G-1 Ordinary Shares, an amount per share for each share of Class G-1 Ordinary Shares equal to the greater of (i) $16.00 plus all declared or accrued but unpaid dividends (if any) on such Class G-1 Ordinary Share and (ii) the amount that a holder of a Class G-1 Ordinary Share would have received had such Class G-1 Ordinary Share been converted into Common Shares pursuant to Article 7 immediately prior to such Deemed Liquidation Event or such liquidation, dissolution or winding up (the “Class G-1 Liquidation Preference”). If upon the Deemed Liquidation Event or such liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Class G-1 Ordinary Shares are insufficient to permit the payment to such holders of the full amounts specified herein, then the entire assets of the Company legally available for distribution shall be distributed to the holders of Class G-1 Ordinary Shares. After the payment or setting aside for payment to the holders of Class G-1 Ordinary Shares of the full amounts specified in this Section 6.10(d), the entire remaining assets of the Company legally available for distribution shall be distributed pro rata to holders of the Common Shares, Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares, Class D Ordinary Shares, Class E Ordinary Shares, Class F Ordinary Shares and Class G Ordinary Shares in proportion to the number of shares of shares held by them.

Establishment Labs Holdings Inc.

(e)
Dividends on the Class G-1 Ordinary Shares shall begin to accrue on at an annual rate of $0.96 per share from the date on which the Company issues such Class G-1 Ordinary Shares and shall be cumulative. The Company shall have no obligation to pay any dividends, except when, as and if declared by the Board of Directors out of any assets at the time legally available therefor or as otherwise specifically provided in this Memorandum. No distribution shall be made with respect to other shares of the Company until all declared or accrued but unpaid dividends on the Class G-1 Ordinary Shares have been paid or set aside for payment to the holders thereof.

(f)
For so long as any Class G-1 Ordinary shares remain outstanding, in addition to any other vote or consent required in this Memorandum or the Articles or by law, the vote or written consent of the holders of at least a majority of the outstanding Class G-1 Ordinary Shares, voting together as a single class, shall be necessary for effecting or validating the following actions (whether consummated by merger, amendment, issuance of new shares, consideration or otherwise):

i.	amends the preferences, rights or privileges of the Class G-1 Ordinary Shares;

ii.	elects to effect an automatic conversion of Ordinary Shares into Common Shares pursuant to Section 7.1(b); or

iii.	pays or declares any dividend or distribution on any company shares.

7.	CONVERSION

7.1	Automatic Conversion
Each Ordinary Share shall convert automatically into one Common Share (or, with respect to Class F Ordinary Shares and Class G-1 Ordinary Shares, as such ratio may be adjusted pursuant to Section 7.3) (such ratio, the “Conversion Ratio”) upon the earliest of:

(a)	the closing of a firm underwritten public offering of Common Shares with gross proceeds of at least US$35 million; or

(b)
such date and time as is specified by the affirmative written vote or written consent of the holders of at least a majority of the outstanding Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares, Class D Ordinary Shares, Class E Ordinary Shares, Class F Ordinary Shares and Class G Ordinary Shares voting as a single class.

7.2	No Fractional Shares
No fractional Common Shares shall be issued upon conversion of Ordinary Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of the Company’s Common Shares, as determined by the Board of Directors. For such purpose, all shares of the Company’s Ordinary Shares held by each holder of Ordinary Shares shall be aggregated, and any resulting fractional share of Common Shares shall be paid in cash.

Establishment Labs Holdings Inc.

7.3	Adjustment for Future Equity Financings

(a)
If the Company issues equity securities in an equity financing that is not the Company’s initial public offering of registered securities under the Securities Act of 1933, as amended (such initial public offering, the “IPO”), for a consideration per share (such consideration per share being referred to as the “Future Equity Financing Price”) less than $14.00 per share, then the Conversion Ratio for each Class F Ordinary Share (or if the Class F Ordinary Shares have been converted to Common Shares in accordance with Section 7.1(b), each such converted Common Share) shall be equal to the quotient of (a) 14.0 divided by (b) the Future Equity Financing Price multiplied by 0.85 (the “Class F Price Adjustment”).  The Class F Price Adjustment obligation in this Section 7.3(a) shall terminate immediately upon the closing of the IPO if such IPO consists of the closing of a firm underwritten public offering of Common Shares with gross proceeds of at least US$35 million (a “Qualifying IPO”) but otherwise shall continue until conversion occurs pursuant to the terms of this Section 7.3(a) or the conversion right expires in connection with Section 7.3(b).

(b)
If the Company issues equity securities in the IPO for a consideration per share (such consideration per share being referred to as the “IPO Price”) less than $15.00 per share, then the Conversion Ratio for each Class F Ordinary Share (or if the Class F Ordinary Shares have been converted to Common Shares in accordance with Section 7.1(b), each such converted Common Share) shall be equal to the quotient of (a) 15.0 divided by (b) the IPO Price multiplied by 0.85 (the “Class F IPO Price Adjustment”).  The Class F IPO Price Adjustment obligation in this Section 7.3(b) shall terminate immediately upon the closing of any IPO below $15 per share by reason of the automatic conversion set forth herein, or upon the closing of a Qualifying IPO above $15 per share but shall continue for further public offerings if such IPO is not a Qualifying IPO and the shares have not otherwise converted hereunder.

(c)
If the Company issues equity securities in a public offering registered under the U.S. Securities Act of 1933, as amended (a “Public Offering”) for a price to the public (the “Public Offering Price”) of less than $17.60 per share, then the Conversion Ratio for each Class G-1 Ordinary Share (or if the Class G-1 Ordinary Shares have been converted to Common Shares in accordance with Section 7.1(b), each holder of such converted Common Shares shall be issued additional Common Shares as though such increased Conversion Ratio applied at the time of such conversion) shall be increased (but shall not be decreased hereunder) to an amount equal to the quotient of (a) 17.6 divided by (b) the Public Offering Price multiplied by 0.90 (the “Class G-1 IPO Price Adjustment”).  The Class G-1 IPO Price Adjustment obligation in this Section 7.3(c) shall terminate immediately upon the closing of (i) any Public Offering with a Public Offering Price below $17.60 per share pursuant to which an adjustment to the Conversion Ratio occurs under this Section 7.3(c), or (ii) a firm-commitment underwritten Public Offering with gross proceeds of at least US$35 million, which may be the Company’s IPO (a “Qualifying Offering”), with a Public Offering Price above $17.60 per share but shall continue for further public offerings if the shares have not otherwise converted pursuant to the terms of Section 7.1(a).

(d)
If the Company issues equity securities in an equity financing that is not a Public Offering for a Future Equity Financing Price less than $16.00 per share, then the Conversion Ratio for each Class G-1 Ordinary Share (or if the Class G-1 Ordinary Shares have been converted to Common Shares in accordance with Section 7.1(b), each holder of such converted

Establishment Labs Holdings Inc.

Common Shares shall be issued additional Common Shares as though such increased Conversion Ratio applied at the time of such conversion) shall be increased (but shall not be decreased hereunder) to an amount equal to the quotient of (a) 16.0 divided by (b) the Future Equity Financing Price multiplied by 0.90 (the “Class G-1 Financing Price Adjustment”).  The Class G-1 Financing Price Adjustment shall terminate immediately upon the closing of (i) any equity financing below $16 per share pursuant to which an adjustment to the Conversion Ratio occurs under this Section 7.3(d) or (ii) a Qualifying Offering, but otherwise shall continue until conversion occurs pursuant to the terms of Section 7.1(a).

8.	VARIATION OF CLASS RIGHTS
Subject to the Articles, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU
Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

10.	REGISTERED SHARES
The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

11.	AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
Subject to Clause (a) and the Articles, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members;

(d)	to clauses 6 (except where such amendment is for the purposes of setting out the rights of any new classes of shares issued under Clause 5), 9 or this clause 11;

(e)
which, by its terms, materially and adversely affects any holder of Ordinary Shares in a unique or disproportionate manner relative to all holders of the Ordinary Shares, without the prior written consent of each such holder of Ordinary Shares; or

Establishment Labs Holdings Inc.

(f)	to any right or protection specifically granted to any Madryn Holder in the Memorandum or Articles, in a manner adverse to such Madryn Holder, without the written consent of such Madryn Holder.

12.	DEFINITIONS
The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

Establishment Labs Holdings Inc.

We, OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD., of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 9th day of October, 2013

Incorporator

SGD: Sallr Husein
Authorised Signatory
OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD.